UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2018

SPRAGUE RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-36137	45-2637964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 International Drive
Portsmouth, NH 03801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (800) 225-1560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of a Listing.
As previously reported under Item 5.02 of the Current Report on Form 8-K filed on September 26, 2018 by Sprague Resources LP (the "Partnership") on September 24, 2018, Robert B. Evans notified Sprague Resources GP LLC, the general partner ("General Partner") of the Partnership, of his decision to resign from the board of directors of the General Partner (the “Board”) effective as of October 1, 2018.
On October 1, 2018, the Partnership submitted to the New York Stock Exchange (the “NYSE”) an interim written affirmation notifying the NYSE that, due to the resignation of Mr. Evans from the Board effective on October 1, 2018, the Partnership is not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual. Mr. Evans was Chairman of the Conflicts Committee of the Board and a member of the Audit Committee of the Board (the “Audit Committee”). As a result, commencing on October 1, 2018, and extending until such time as the Board appoints a replacement to fill Mr. Evans' seat on the Board and the Audit Committee, the Partnership will not be in compliance with Section 303A.07(a) because it no longer has at least three independent directors serving on the Audit Committee.
The Partnership is currently searching for an additional independent director to fill the vacancy on the Board and to serve on the Audit Committee and is endeavoring to be in compliance with Section 303A.07 as soon as reasonably practicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its General Partner

By:	/s/ Paul A. Scoff
Paul A. Scoff
Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: October 1, 2018